Exhibit 24
POWER OF ATTORNEY

Each of the undersigned officers and directors of Neoprobe Corporation, a Delaware corporation (the "Company"), hereby appoints David C. Bupp and Brent L. Larson as his or her true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Company's Registration Statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, 400,000 shares of Common Stock, $.001 par value, of the Company to be to be issued to the Neoprobe Corporation 401(k) Plan (the “Plan”) or its beneficiaries as employer matching contributions, and such other number of shares as may be issued under the anti-dilution provision of the Plan, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have signed these presents this 30th day of March, 2009.

Signature	Title

/s/ David C. Bupp	President, Chief Executive Officer
David C. Bupp	and Director
(principal executive officer)

/s/ Brent L. Larson	Vice President, Finance, Chief
Brent L. Larson	Financial Officer, Treasurer and
Secretary (principal financial officer
and principal accounting officer)

/s/ Carl J. Aschinger, Jr.	Chairman of the Board of
Carl J. Aschinger, Jr.	Directors

/s/ Reuven Avital	Director
Reuven Avital

/s/ Kirby I. Bland, M.D.	Director
Kirby I. Bland, M.D.

Director
Owen E. Johnson, M.D.

/s/ Fred B. Miller	Director
Fred B. Miller

Director
Gordon A. Troup

/s/ J. Frank Whitley, Jr.	Director
J. Frank Whitley, Jr.